EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

[CAPTION]
                                                   13 Weeks Ended
                                             --------------------------
                                               June 28,      June 29,
                                                 1997          1996
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

[S]                                             [C]           [C]
Earnings (1996 pro forma)...................    $  38.0       $  48.9
                                                =======       =======
PRIMARY METHOD
 Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,547        62,030
     Common equivalent shares...............        568         1,051
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     62,115        63,081
                                                =======       =======

 Primary earnings per share (1996 pro forma)    $  0.61       $  0.77

FULLY DILUTED METHOD
  Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,547        62,030
     Common equivalent shares...............        574         1,051
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     62,121        63,081
                                                =======       =======
  Fully Diluted earnings per share (1996
        pro forma)..........................    $  0.61       $  0.77
                                                =======       =======

<F1>For all periods prior to the Distribution, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution have been used.


                                                           EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

                                                   26 Weeks Ended
                                             --------------------------
                                               June 28,      June 29,
                                                 1997          1996
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

Earnings (1996 pro forma)...................    $  62.9       $  77.9
                                                =======       =======
PRIMARY METHOD
 Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,817        62,030
     Common equivalent shares...............        739         1,058
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     62,556        63,088
                                                =======       =======

 Primary earnings per share (1996 pro forma)    $  1.01       $  1.23

FULLY DILUTED METHOD
  Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,817        62,030
     Common equivalent shares...............        743         1,058
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     62,560        63,088
                                                =======       =======
  Fully Diluted earnings per share (1996
        pro forma)..........................    $  1.01       $  1.23
                                                =======       =======

<F1>For all periods prior to the Distribution, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution have been used.